Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 28, 2014, accompanying the consolidated financial statements in the Annual Report of Citizens Independent Bancorp, Inc. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of Citizens Independent Bancorp, Inc. on Form S-1, File No. 333-191004, effective October 29, 2013.

/s/ Suttle & Stalnaker, PLLC

Parkersburg, West Virginia

March 28, 2014